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                                 EXHIBIT q(III)


                                POWER OF ATTORNEY

                           HARTFORD SERIES FUND, INC.
                        HARTFORD HLS SERIES FUND II, INC.
                         THE HARTFORD MUTUAL FUNDS, INC.
                       THE HARTFORD MUTUAL FUNDS II, INC.
                      THE HARTFORD INCOME SHARES FUND, INC.

                          Effective: September 7, 2005


I, Sandra S. Jaffee, do hereby constitute and appoint Edward P. Macdonald, Jill
G. Powilatis and Richard J. Wirth my true and lawful attorneys-in-fact to sign for me and in my name in the appropriate capacities, all Registration Statements on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and any Application for Exemptive Relief, and generally to do all such things in my name and on my behalf in connection therewith as said attorneys-in-fact deems necessary or appropriate, to comply with the provisions of (i) the Securities Act of 1933, as amended, and any related rules, regulations, orders or other requirements of the Securities and Exchange Commission, (ii) the Investment Company Act of 1940, as amended, and any related rules, regulations, orders or other requirements of the Securities and Exchange Commission, and (iii) state or municipal securities, business entities and tax laws, and any related requirements of such states or municipalities. I hereby ratify and confirm all that said attorneys-in-fact may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney to be effective as of the date first written above.



/s/ Sandra S. Jaffee
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Sandra S. Jaffee